UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2010

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

On September 22, 2010, Corn Products International, Inc. (the “Company”) notified the lenders under the Term Loan Credit Agreement by and among the Company, the lenders signatory thereto and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Term Loan Credit Agreement”) of its election to terminate the balance of the lenders commitments under the Term Loan Credit Agreement.   The termination of the commitments was effective September 27, 2010.  The lenders’ commitments were previously reduced in accordance with the terms of the Term Loan Credit Agreement to $451,800,000 upon receipt on September 17, 2010 of the proceeds of the Company’s offering of $350,000,000 of 3.200% Senior Notes due November 1, 2015, $400,000,000 of 4.625% Senior Notes due November 1, 2020 and $150,000,000 of 6.625% Senior Notes due April 15, 2037.

The complete terms and conditions of the Term Loan Credit Agreement are contained in Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 9, 2010 (the “September 9 8-K”) and incorporated herein by reference. All other information required by Item 1.02 of Form 8-K regarding the termination of the Term Loan Credit Agreement is set forth under the heading “Term Loan Credit Agreement” in Item 2.03 of the September 9 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: September 28, 2010	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer